Exhibit 99.1

MSCI Comments on Vanguard’s Planned Transition of Index Fund Benchmarks

NEW YORK--(BUSINESS WIRE)--October 2, 2012--MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, commented today on Vanguard’s decision to change the target benchmarks of 22 exchange traded funds (ETFs) from MSCI’s equity indices and addressed the anticipated impact of this transition on its future financial results.

Baer Pettit, Head of MSCI’s Index Business, said, “We are disappointed that Vanguard will no longer use our indices as the basis for these exchange traded funds. The ETF market in North America is competitive and as it evolves, we will work with those ETF providers who seek to utilize independent, well-respected, and high-quality equity indices in their products. MSCI indices have been developed over 40 years to meet the specific needs of the world’s most demanding and sophisticated investors.”

MSCI indices are a widely accepted tool for measuring global equity performance and there are approximately $7 trillion(1) in total assets benchmarked to MSCI indices worldwide. In the United States, for example, more than 90% of all cross-border fundings by tax-exempt funds are benchmarked to MSCI indices(2). MSCI’s All Country World Index (ACWI) is increasingly being used as a benchmark for measuring total equity market performance by pension funds. Over the first nine months of 2012, ETF providers around the world have launched a total of 57 new ETFs linked to MSCI indices, including all of MSCI’s flagship indices.

Henry A. Fernandez, Chairman and CEO of MSCI, commented, “MSCI is a provider of a diverse set of investment-decision tools to more than 6,000 clients worldwide. The strategic decisions we have made over the past several years to diversify and enhance our product offering and our client base have made MSCI a market leader in indices, portfolio risk and performance analytics and corporate governance products and services.”

The Vanguard funds being transitioned include $131 billion of AUM (3) in 14 ETFs benchmarked to MSCI’s U.S. equity indices and 8 ETFs linked to MSCI’s global equity indices. MSCI understands that Vanguard will begin to transition these funds in January 2013 and the transitions will be staggered over a number of months. MSCI’s annualized revenue and operating income associated with the Vanguard funds being transitioned are approximately $24 million. The impact to reported financial results is expected to start in January 2013 as the funds are transitioned.

Conference Call Information

Henry A. Fernandez, Chairman and Chief Executive Officer and Robert Qutub, Chief Financial Officer of MSCI, will host a conference call on this topic on Tuesday, October 2, 2012 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through October 8, 2012. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-855-859-2056 (passcode: 37418993) within the United States. International callers dial 1-404-537-3406 (passcode: 37418993).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices with approximately USD 7 trillion estimated to be benchmarked to them on a worldwide basis1; Barra multi-asset class factor models, portfolio risk and performance analytics; RiskMetrics multi-asset class market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; and FEA valuation models and risk management software for the energy and commodities markets. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

1 As of June 30, 2011, based on eVestment, Lipper and Bloomberg data

2 InterSec research 2012 – U.S. tax-exempt funds only

3 All AUM figures referenced herein are as of September 28, 2012

For further information on MSCI Inc. or our products please visit www.msci.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," or "continue", or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and filed with the Securities and Exchange Commission (SEC) on February 29, 2012, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this press release. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

CONTACT:
MSCI Inc.:
MSCI, New York
Edings Thibault, +1-212-804-5273
or
Media:
Abernathy MacGregor, New York
Patrick Clifford or Nick Connors, +1-212-371-5999
or
MHP Communications, London
Sally Todd or Jennifer Spivey, +44-20-3128-8100